SECURITIES AND EXCHANGE COMMISSION

                 WASHINGTON, D.C. 20549



                          FORM 8-K



        Current Report Under Section 13 or 15(d) of

            the Securities Exchange Act of 1934



   Date of Report                      July 6, 2007



 Commission File No.                      0-8190



             WILLIAMS INDUSTRIES, INCORPORATED

             ---------------------------------

 (Exact name of registrant as specified in its charter)



       Virginia                       54-0899518

------------------------         -------------------

(State or other jurisdiction of   (I.R.S. Employer

 incorporation or organization)  Identification Number)



     8624 J.D. Reading Drive           20109

---------------------------       ---------------

(Address of Principal Executive     (Zip Code)

         Offices)



         P.O. Box 1770                 20108

----------------------------      ---------------

(Mailing Address of Principal        (Zip Code)

 Executive Offices)



                  (703) 335-7800

          -------------------------

(Registrant's telephone Number, including area code)







Item 2.04



On June 30, 2007, the Company failed to make payment of approximately $3 million due to United Bank pursuant to a Forbearance Agreement dated June 30, 2005, as amended on September 30, 2005, March 30, 2006, and
December 31, 2006. The Company has requested an extension of the maturity date to December 31, 2007, and expects based on indications from the bank that the bank will agree to the extension.



SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:



     The Company is including the following cautionary

statements to make applicable and take advantage of the
safe harbor provisions within the meaning of Section
27A of the Securities Act of 1933 and Section 21E of
the Securities Exchange Act of 1934 for any forward-
looking statements made by, or on behalf of, the
Company in this document and any materials incorporated
herein by reference.   In addition, the Company

disclaims any obligation to update any forward-looking

statements to reflect events or circumstances after the date hereof.



     The expectation of approval of the extension requested is based on informal discussions with the bank and is subject to risks and uncertainties unless and until such approval is formally approved and documented, and the Company's ability to meet its obligations under such agreement and generally remains subject to the risks and uncertainties described in its filings on Forms 10-K, 10-Q, and 8-K.





                   SIGNATURES



     Pursuant to the requirements of the Securities
Exchange Act Of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    Williams Industries, Incorporated



Date:  July 6, 2007

                  /s/ FRANK E. WILLIAMS, III

                 -------------------------------

                 Frank E. Williams, III, President